Exhibit 21.1
Attachment A
CATALENT, INC. SUBSIDIARIES
As of June 30, 2022

NAME (STATE/COUNTRY OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF CATALENT, INC. (UNLESS OTHERWISE INDICATED)

1	Catalent Anagni S.r.l. (ITALY)
2	Catalent Argentina S.A.I.C. (ARGENTINA)
3	Catalent Belgium S.A. (BELGIUM)
4	Catalent Belgium Holding S.A. (BELGIUM)
5	Catalent Brasil Ltda (BRAZIL)
6	Catalent China Holdings Limited (CAYMAN ISLANDS)
7	Catalent Cosmetics AG (SWITZERLAND)
8	Catalent CTS, LLC (DELAWARE)
9	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
10	Catalent CTS (Kansas City), LLC (DELAWARE)
11	Catalent CTS (Singapore) Pvt Ltd (SINGAPORE)
12	Catalent CTS (Wales) Limited (UNITED KINGDOM)
13	Catalent CTS UK Holding Limited (UNITED KINGDOM)
14	Catalent Dusseldorf Gmbh (GERMANY)
15	Catalent France Beinheim S.A. (FRANCE) (99.85%)
16	Catalent France Limoges S.A.S. (FRANCE)
17	Catalent France Limoges Holding S.A.S. (FRANCE)
18	Catalent Germany Eberbach GmbH (GERMANY)
19	Catalent Germany Holding II GmbH (GERMANY)
20	Catalent Germany Holding III GmbH (GERMANY)
21	Catalent Germany Schorndorf GmbH (GERMANY)
22	Catalent Gosselies SA (BELGIUM)
23	Catalent Gosselies PS SA (BELGIUM)
24	Catalent Harmans Road, LLC (DELAWARE)
25	Catalent Holdco II, LLC (DELAWARE)
26	Catalent Holdco III, LLC (DELAWARE)
27	Catalent Holdco IV, LLC (DELAWARE)
28	Catalent Holdco V, LLC (DELAWARE)
29	Catalent Houston, LLC (DELAWARE)
30	Catalent Indiana, LLC (INDIANA)
31	Catalent Indiana Holdings, LLC (DELAWARE)
32	Catalent Italy S.p.A. (ITALY)
33	Catalent Italy Holding Srl (ITALY)
34	Catalent Japan K.K. (JAPAN)
35	Catalent JNP, Inc. (DELAWARE)
36	Catalent Maryland (DELAWARE)
37	Catalent Massachusetts, LLC (DELAWARE)
38	Catalent Micron Technologies, Inc. (PENNSYLVANIA)
39	Catalent Micron Technologies Limited (UNITED KINGDOM)

Exhibit 21.1

40	Catalent MSTC, Inc. (DELAWARE)
41	Catalent MTI Pharma Solutions, Inc. (DELAWARE)
42	Catalent MTI Pharma Solutions Limited (UNITED KINGDOM)
43	Catalent Netherlands Holding B.V. (NETHERLANDS)
44	Catalent Nottingham Limited (UNITED KINGDOM)
45	Catalent Ontario Limited (CANADA)
46	Catalent Oxford Limited (UNITED KINGDOM)
47	Catalent Pharma Solutions GmbH (SWITZERLAND)
48	Catalent Pharma Solutions, Inc. (DELAWARE)
49	Catalent Pharma Solutions Limited (UNITED KINGDOM)
50	Catalent Pharma Solutions, LLC (DELAWARE)
51	Catalent Pharmaceutical Technology (Shanghai) Co., Ltd. (CHINA)
52	Catalent PR Humacao, Inc. (PUERTO RICO)
53	Catalent Princeton, LLC (DELAWARE)
54	Catalent San Diego Inc. (CALIFORNIA)
55	Catalent (Shanghai) Clinical Trial Supplies Co Ltd. (CHINA)
56	Catalent Shiga K.K. (JAPAN)
57	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
58	Catalent U.K. Packaging Limited (UNITED KINGDOM)
59	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
60	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
61	Catalent UK Supply Chain Limited (UNITED KINGDOM)
62	Catalent Uruguay S.A. (URUGUAY)
63	Catalent US Holding I, LLC (DELAWARE)
64	Catalent USA Packaging, LLC (DELAWARE)
65	Catalent Wellness, LLC (DELAWARE)
66	Catalent Wellness California, LLC (CALIFORNIA)
67	Catalent Wellness Holdings, LLC (DELAWARE)
68	Catalent Wellness Indiana, LLC (DELAWARE)
69	Catalent Wellness New Jersey, LLC (DELAWARE)
70	Catalent Wellness Virginia, LLC (DELAWARE)
71	Cell Therapy Holding S.A. (BELGIUM)
72	PTS Intermediate Holdings LLC (DELAWARE)
73	R.P. Scherer Technologies, LLC (NEVADA)
74	Raritan Valley Insurance Company (NEW JERSEY)
75	Redwood Bioscience Inc. (DELAWARE)